Bandwidth Expands Executive Leadership Team to Fuel Global Growth
RALEIGH, NC -- Nov 2, 2020 -- Bandwidth (NASDAQ: BAND), a leading enterprise cloud communications company, today announced the appointment of several new leaders to the executive management team supporting the Company’s continued growth and global expansion. The company named the following leaders to new or expanded roles:
•Marina Carreker, President
•John Bell, Chief Product Officer
•Ryan Henley, Chief Customer Officer
•Michelle Flynn, Senior Vice President, Operations
•Amaya Lantero, GM, International
These leaders will report to Bandwidth Founder & CEO, David Morken. The Company also announced the upcoming resignation of Chris Matton, General Counsel.
“I’m thrilled to welcome this group to their new leadership roles,” said David Morken, Founder & CEO. “These individuals have tremendous experience and have helped to shape our business and culture over the past decade. With their expanded scope, they will play key roles in driving our mission and our continued expansion, supporting the rapid launch and hyper-scale of enterprise communications applications and experiences globally.”
Marina Carreker, President
For the past four years, Carreker served as Deputy General Counsel for Bandwidth, where she was responsible for a broad range of Bandwidth’s legal portfolio, including the negotiation of key strategic commercial agreements, oversight of litigation and government investigations, and management of all data privacy issues. She developed and implemented Bandwidth’s GDPR compliance efforts, navigating new territory at the regulation’s inception. In her new role, Carreker will lead strategic initiatives on behalf of CEO, David Morken.
“Marina has been a key partner in the business for years, and has become a trusted advisor to many of our senior leaders. In this new role, she will work closely with us to execute against our top strategic priorities,” said Morken.
Prior to joining Bandwidth, Carreker spent eight years as a litigation attorney. She represented clients in numerous technology-related industries, including hardware and software companies, with an emphasis on trade secret and intellectual property disputes. Carreker graduated from the University of North Carolina, where she was a Morehead Scholar. She earned her law degree from the University of Virginia.
Ryan Henley, Chief Customer Officer
Henley has led Bandwidth’s award-winning operations team for the past seven years, and has played an integral part in supporting some of the Company’s largest customers. In this newly created position of CCO, he will oversee all customer relationships and ensure that Bandwidth continues to deliver a world-class customer experience.

“Ryan has incredible passion for our customers, and he’s inspired everyone at Bandwidth to focus on our customers and their success. In this role Ryan will ensure that our customers’ voice remains at the heart of our innovative products, robust technology and tenacious service for years to come,” said Morken.
Henley began his career as a communications officer in the US Army after graduating from Georgetown University. He holds a Masters of Finance from the University of Colorado, as well as Six Sigma Black Belt and Project Management Professional certifications. Over the past 30 years, Henley has held leadership roles of increasing responsibility across the software and communications service delivery lifecycle, all with the focus of improving customer engagement.
John Bell, Chief Product Officer
Bell has served in a number of leadership roles within the product organization at Bandwidth for the past nine years, driving strategy, design, and development across Bandwidth’s product portfolio. He has deep experience working directly with the market leaders in enterprise communications that rely on Bandwidth’s platform and products. In his new role, he’ll lead Bandwidth’s entire product organization, focused on bringing world-class products to market.
“For nearly a decade, John has worked alongside some of the world’s leading enterprise cloud platforms, helping to drive innovation and create better user experiences. His vision and expertise will be key as we supercharge cloud communications for our customers globally,” said Morken.
Bell brings deep experience in the mobile and software industries to Bandwidth. He held senior-level positions at Accenture where he spent 8 years working on projects for Microsoft, AT&T Wireless, and T-Mobile, as well as Infospace Mobile/Motricity where he managed a global portfolio of mobile data products. Bell received a Bachelor of Science in Engineering with a concentration in Economics from Harvey Mudd College.
Michelle Flynn, Senior Vice President, Operations
For the past four years, Flynn has served in a number of different operations roles within Bandwidth, leading program management and the transformation & delivery office. In her new role, she leads customer success, technical support, number operations, deal review, fraud mitigation and billing. Flynn brings a wealth of operations experience to Bandwidth. She spent 20 years working with fast-growing tech companies across the telecom, mobile software and insurance industries. She has deep expertise building process for scaling businesses, managing large integrations and more.
“Michelle is a seasoned operations executive with two decades of experience managing rapid growth, global expansion, and multiple M&A integrations. Her mission is to ensure Bandwidth runs a highly efficient organization, while delivering world-class customer experience.”
Amaya Lantero, GM, International
Lantero previously served as Chief Revenue Officer for Voxbone and oversaw the full go to market team. In her new role, she will lead international operations for Bandwidth, including commercial, product, operations and technology. She’ll have full P&L responsibility and will oversee the transition of Voxbone to “One Bandwidth.”
“Amaya is a powerhouse. She drove Voxbone’s revenue growth and global expansion. She’s got great breadth of experience across strategy, business development, and operations. Our international team is in great hands under her leadership.” said Morken.

Lantero got her start in corporate finance helping fast-growing tech companies with their strategy, M&A and financing. She then spent three years at Blippar, an augmented reality tech company, where she built the Partner Network from scratch and turned it into the company’s highest growth revenue stream through the commercialization of its SaaS product, growing its revenues by 100% for two years in a row. Lantero has a joint degree in law and business from ICADE, Comillas Pontifical University.
Chris Matton, General Counsel
Chris Matton has served Bandwidth for 16 years, including six as outside counsel and ten as General Counsel. His contribution to Bandwidth’s success during this period cannot be overstated. “Chris provided safe passage for our then rag-tag crew through myriad legal, regulatory, and commercial storms and is leaving Bandwidth as a well-governed four billion dollar public company with wind in its sails. His resolute spirit at the legal helm, steadfast commitment to his Bandmates, self-sacrificial work ethic, soaring legal intellect, and pure joy in battle carried us into safe harbors time and again. We are deeply honored to announce today that Chris will be sailing away toward new horizons with fair winds and following seas. Thank you Chris, you will be dearly missed.” said Morken. Chris will continue to serve as General Counsel through March 31, 2021 and will help the company launch a search for his replacement.
About Bandwidth
Bandwidth (NASDAQ: BAND), is a leading global enterprise cloud communications company. Companies like Google, Microsoft, Cisco, Zoom, Uber and RingCentral use Bandwidth's APIs to easily embed voice, messaging and 911 access into software and applications. Bandwidth is the first and only CPaaS provider offering a robust selection of communications APIs built around their own nationwide IP voice network–one of the largest in the nation. More information is available at www.bandwidth.com.

Contact
Sarah Walas, Bandwidth, 919-504-6585, ir@bandwidth.com